UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2006

Adams Respiratory Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51445 (Commission File Number)	75-2725552 (I.R.S. Employer Identification No.)

4 Mill Ridge Lane, Chester, New Jersey (Address of Principal Executive Offices)	07930 (Zip Code)
(908) 879-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On October 25, 2006, Steven A. Elms, Chairman of the Board of Directors of Adams Respiratory Therapeutics, Inc. (the "Company"), notified the Company that he would not stand for re-election to the Board of Directors at the Company’s Annual Meeting of Stockholders to be held on Friday, December 15, 2006.
(c) On October 25, 2006, the Company promoted Robert Casale to Chief Operating Officer. Mr. Casale served as the Company’s Executive Vice President, Chief Marketing and Development Officer from May 2005 to October 2006 and as the Company’s Vice President of Business Development and Consumer Marketing from 2004 to May 2005.
     Prior to joining the Company, Mr. Casale was affiliated with Philosophy IB, a management consulting firm, from May 2001 to February 2004. From September 2000 to April 2001, Mr. Casale served as Vice President, Business Development and Strategic Planning, for the Consumer Healthcare Division of Pfizer Inc. and, in that capacity, led development of a strategic plan for the newly merged Pfizer Inc. and Warner-Lambert Company consumer businesses. Mr. Casale began his healthcare career at Warner-Lambert Company, where he held various positions, including Vice President of Marketing for upper respiratory and gastrointestinal consumer products and Global Vice President for Warner-Lambert Company’s OTC gastrointestinal and skin care businesses, from July 1993 to August 2000. Mr. Casale received a bachelor’s degree in business administration and English from Rutgers College in 1980 and a Juris Doctorate, with honors, from Rutgers Law School in 1983.

Item 8.01	Other Events.
     On October 31, 2006, the Company issued a press release announcing the promotions of Robert Casale to Chief Operating Officer and David Becker to Chief Financial and Administrative Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety.

Item	9.01
(c) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 31, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ Walter E. Riehemann
Walter E. Riehemann
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: October 31, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release dated October 31, 2006